Exhibit h(6)

AMENDMENT TO
ADMINISTRATION AGREEMENT


	This Amendment dated as of September 24, 1999, is entered into by PANORAMA TRUST (the Company) and FIRST DATA INVESTOR SERVICES GROUP,
INC. (formerly known as The Shareholder Services Group, Inc.) (Investor Services Group).

	WHEREAS, the Company and Investor Services Group have entered into an Administration Agreement dated as of October 3, 1995 (as amended or supplemented, the Agreement); and

	WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise the description of services to be provided by Investor Services Group to the Company and related matters;

	NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

	I.	The following is hereby added to Section 3 of the Agreement:

(o)	Performing the following sales support services:

Sales literature review and recommendations for compliance with NASD and SEC rules and regulations
Preparation of training materials for use by personnel of the Company or the Adviser
Preparation of ongoing compliance updates
Provision of advice and counsel to the Company with respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Company
Assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the board

II.	This Amendment shall become effective immediately upon the consummation of the acquisition of
Investor Services Group by a subsidiary of PNC Bank Corp., which the parties anticipate to occur on or about
December 1, 1999.

	III.	Except to the extent amended hereby, the Agreement shall
remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


	IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

						PANORAMA TRUST



						By:/s/Jean Pilloud


						FIRST DATA INVESTOR SERVICES
						GROUP, INC.



						By:/s/James L. Fox
	President